                                                               Exhibit 10.2.1

                                    LOAN AGREEMENT


    THIS LOAN AGREEMENT (herein called the "Agreement") is made and entered into as of the 22nd day of May, 1997 by and between Jefferson County, Arkansas (herein called "Lender"), and TSI Redfield Laboratories, Inc. (herein called "Borrower").

                                 W I T N E S S E T H:

    WHEREAS, Lender is authorized to loan grant funds to qualified applicants under the Arkansas Industry and Aerospace Development Fund Program ("AIADFP") conducted under the auspices of the Arkansas Industrial Development Commission ("AIDC"), with funds provided through the State of Arkansas, to facilitate economic development and the creation of jobs within the State of Arkansas; and

    WHEREAS, the loan of said grant funds from Lender to Borrower will permit the construction of facilities, and the creation of new employment opportunities for low to moderate income persons; and

    WHEREAS, Borrower will use the loan funds to construct improvements upon the property described herein.

    NOW, THEREFORE, for and in consideration of the mutual covenants hereinafter contained, the parties hereby covenant and agree as follows:

    1. Conditioned upon receipt of the grant funds by Lender from AIDC under its Grant Agreement with Lender dated April 23, 1997, as amended, (herein called "Grant Agreement") Lender agrees to loan and Borrower agrees to borrow the sum of Three Hundred Fifty Thousand and No/100's Dollars ($350,000.00) (herein called the "Loan"), which sum shall be used by Borrower as set out above.

    2. Loan proceeds will be utilized only for those purposes specifically identified within the Grant Agreement.

    3. One of the purposes of the Grant Agreement is to create employment for low and moderate income persons.

4. Borrower agrees to use its best efforts to achieve that purpose and agrees that the interest rate on the Loan specified in the Note shall be adjusted in accordance with the following, but in no event to exceed the maximum rate allowed by law:

         (a) If, by June 30, 1999, no less than eighteen (18) jobs having a minium average annual salary of $23,088 have not been created by Borrower and verified by the AIDC, the interest rate of the Loan will be raised to the maximum allowable under Arkansas law and will remain at that rate for the remaining term of the Loan or any extension or renewal of same.

    5. Borrower shall execute in favor of the Lender its Promissory Note ("Note") in the principal sum of $350,000.00 with five and one half percent 5.5% interest as stated in the Note, being in the form attached hereto as Exhibit "A". Said sum shall be repaid according to the Note's terms.

    6. Borrower acknowledges that the funds for the Loan will come to Lender under the terms of the Grant Agreement and agrees that the disbursement of the funds from the Loan shall be made in accordance with the Grant Agreement attached hereto as Exhibit "B". Borrower agrees to comply with the terms and restrictions of the Grant Agreement and to provide to Lender and/or the AIDC, at the Borrower's expense such reports, audits, documentation, or other information as may be required in connection therewith.

    7. Nothing in this transaction shall impair Lender's compliance with the terms of the Grant Agreement, and in the event of any such conflict, the terms of the Grant Agreement shall control, and the terms of all documents used in this transaction shall be deemed modified accordingly; provided, however, that in event of any such conflict, Lender will attempt to have said Grant Agreement amended or modified to accommodate such conflict, and this override provision shall apply only if such request is denied.

    8. Borrower, acknowledges that it understands and will comply with the following applicable federal laws and regulations which are conditions for receipt of the funds provided herein:

         (a) Borrower will comply with the provisions of Public Law 88-352 which refers to Title VII of the Civil Rights Act of 1964, 42 U.S.C. Section 2000 d, et seq. The law provides that no person in the United States will on the grounds of race, color, or national origin, be denied the benefits of, or be subjected to discrimination under, any program or activity receiving federal financial assistance.

         (b)  Borrower will comply with the provisions of
              Section 109 of the Housing and Community
              Development Act of 1974, as amended, which requires that no person in the United States may be excluded from participation in or be denied any program activity funded in whole or part with Community Development funds made available pursuant to Title I of the Housing and Community Development Act of 1974, as amended, on the grounds of race, color, national origin, or sex.
              Section 109 further provides that any regulations under the Age Discrimination Act of 1975, 42 U.S.C. Section 6101, et seq., or with respect to any otherwise qualified handicapped individual as provided in Section 504 of the Rehabilitation Act of 1973, 29 U.S.C. Section 794, will also apply to any such program or activity.

         (c) Borrower will comply with Executive Order 11246, as amended, which applies to all federally assisted construction contracts and subcontracts. Borrower will not discriminate against any employee or applicant for employment because of race, color, religion, sex, or national origin and will take affirmative action to ensure that applicants are employed, and that employees are treated during employment, without regard to their race, color, religion, sex or national origin. Such action will include, but not be limited to the following: employment, upgrading, promotion or transfer, recruitment, or recruitment advertising; layoff or termination; rate of pay or other forms of compensation; and selection for training, including apprenticeship.

         (d)  Borrower will comply with the Copeland
              "Anti-Kickback" Act, 18 U.S.C. Section 874 as supplemented by the Department of Labor
              Regulations, 29 CFR Part 3.

         (e) Borrower will comply with the Davis-Bacon Act, as amended, 40 U.S.C. Section 276a, et seq.

         (f)  Borrower will comply with the National Environment
              Policy Act
              of 1969, 42 U.S.C. Section 4321, et seq., and 24 CFR Part 58.

         (h) Borrower hereby agrees to comply with all other federal and state laws as outlined in AIDC ACED
              Administrative Procedures Manual and all supplements thereto.

    9.   Borrower represents and warrants as follows:

         (a) Borrower is a duly organized corporation existing and in good standing under the laws of the State of Arkansas, and has full power and authority to deliver this Agreement, the Note, the security documents, and each and every other instrument or document required herein to be delivered, and to perform the transactions contemplated hereby and thereby, and is duly qualified to do business wherever necessary to carry out its present operations.

         (b) The making and performance of this Agreement, the Note, the security documents, and each and every other document required to be delivered hereunder are within Borrower's powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approvals, and do not contravene any law, regulation or decree or any contractual restriction (otherwise than those which shall be waived or discharged at the time of making of the Loan) binding on Borrower.

         (c) This Agreement, the Note, and security documents, and each and every other document required to be delivered hereunder, when duly executed and delivered, will be legal and binding obligations of Borrower enforceable in accordance with their respective terms.

         (d) There are no pending or threatened actions or proceedings before any court or administrative agency which may materially adversely affect the financial conditions or operations of Borrower except as specifically disclosed in writing to the Lender prior to the date of this Agreement.

         (e) Federal and state income tax returns required of Borrower have been timely filed or an appropriate extension for filing obtained, and to the best of the knowledge and information of said parties no claims are being asserted with respect to such taxes, except as may have been previously described in writing to Lender or for which adequate reserves are maintained.

    10. The obligation of Lender to make the Loan is subject to the conditions precedent that Lender shall have received at closing, in form and substance satisfactory to Lender, the following:

         (a) The Promissory Note, this Agreement, and all security documents.

         (b)  Certified copies of Borrower's Articles of
              Incorporation filed with the Arkansas Secretary of State; the Bylaws certified by the Secretary of Borrower; a Certificate of Good Standing of
              Borrower from the Arkansas Secretary of State.

         (c) Certified copies of corporate resolutions from Borrower evidencing authorization for the undertakings contemplated hereby, including the authorization to procure and guarantee credit, borrow money, pledge as security and/or mortgage on behalf of the Borrower, and designating corporate officers with such authorization.

         (d) Certified copies of all documents evidencing necessary action and governmental approvals, if any, with respect to this Agreement, the Note, and security documents (or a certificate that no such documents are required).

         (e) Opinion letter of Borrower's attorney in a form and content acceptable to Lender, if required, including an opinion that Genzyme Transgenics Corporation is authorized to guarantee repayment of this loan; the binding nature of the loan documents;and the authority of the officers to sign the loan documents.

         (f) A Mortgagee's title insurance policy in an amount of at least $350,000.00 issued by a company approved by Lender, insuring the fee simple title of TSI Redfield Laboratories,Inc and the priority of the Mortgage given Lender in conjunction with the Loan.

    11. If any of the following events (herein called "Events of Default"") shall occur and be continuing, then the Loan shall be in default, and at the option of Lender shall be subject to acceleration and enforcement as permitted by law, to wit:

         (a) Borrower shall default in any payment of principal of or interest on the Note pursuant to the terms thereof, including all grace periods; or

         (b) Any representation or warranty made in connection with the execution and delivery of this Agreement, the Note, or any of the security documents or in any certificate furnished pursuant hereto or thereto shall prove to be at any time incorrect in any material respect; or

         (c) Borrower shall default in the performance of any other term, covenant or agreement contained in this Agreement, including a temporary failure to employ the persons specified in Paragraph 3 and 4 of this Agreement, the Note, or any of the security documents; or

         (d) Borrower shall be or become insolvent or bankrupt or have ceased or cease paying its debts as they mature or make an assignment of or for the benefit of creditors, or a trustee or receiver or liquidator shall be appointed for either all or for a substantial part of its property, or bankruptcy, reorganization, arrangement, insolvency, or similar proceedings shall be instituted by or against Borrower under the law of any jurisdiction (provided, however, that in the event an involuntary bankruptcy action is commenced against Borrower, Borrower shall have 90 days to secure the dismissal of such action); or

         (e) Any security document or interest therein shall be canceled (except by operation of law upon payment in full of the indebtedness secured thereby) or otherwise cease to be in full force and effect and enforceable in accordance with its terms against Borrower or any mortgage given Lender does not vest in Lender a fully perfected and valid security interest, except when waived in writing.

    12. No failure or delay on the part of any holder of the Note in exercising any power or right hereunder or under any security document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power preclude any other or further exercise thereof or the exercise of any other right or power hereunder. No modification or waiver of any provision of this Agreement, the Note, or any security document, nor consent to any departure by Borrower therefrom shall be effective except only in the specific instance and for the purpose for which given. No notice to or demand of Borrower in any case shall entitle Borrower any other or further notice or demand in similar or other circumstances. The holder of the Note shall in no event be required to exercise any of its remedies with respect to any security document before exercising any remedies hereunder or otherwise to enforce the provisions of this Agreement, the Note, or other security document.

    13. Whenever any payment to be made hereunder or under the Note shall be stated to be due on a Saturday, Sunday or a public holiday under the laws of the State of Arkansas, such payment may be made on the next succeeding business day and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

    14. All communications and notices provided for hereunder shall be in writing and mailed or delivered to the parties hereto at their business addresses set forth below or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties.

    JEFFERSON COUNTY, ARKANSAS         Barraque at Main Street
                                       Pine Bluff, Arkansas 71601

    TSI Redfield Laboratories, Inc.  100 East Boone St.
                                       Redfield, Arkansas 72132

    15. Borrower agrees to pay all costs and expenses in connection with the preparation, execution, and delivery of this Agreement, the Note, and the security documents (including the reasonable fees and out-of-pocket expenses of counsel for Lender and/or the AIDC) and any and all fees, taxes or expenses payable in connection with the filing, refiling, recording and rerecording of any security documents and costs and expenses, if any, in connection with the enforcement of this Agreement, the Note, and the security documents, as well as any and all liabilities with respect to or resulting from any amount payable or determined to be payable in connection with the preparation, execution, delivery and enforcement of this Agreement, the Note and the security documents or such filing, refiling, recording, rerecording of any security document.

    16. This Agreement shall be binding upon and inure to the benefit of Borrower and Lender, and their respective heirs, personal representatives, successors and assigns, except that Borrower may not assign or transfer its rights hereunder without the prior written consent of Lender. The term "Lender" as used anywhere within the terms of this Loan Agreement shall include any successor or assignee of Lender.

    17. This Agreement and the Note shall be deemed to be contracts under the laws of the State of Arkansas and for all purposes shall be governed by and construed in accordance with the laws of said State or the laws of the United States of America, as shall be applicable.

    18. This Agreement shall remain in full force and effect until the Note is paid in full.

    19. All available loan proceeds hereunder must be drawn by Company within three(3)months from the date of loan closing. Any funds not so drawn will be utilized by Lender to reduce the outstanding principal amount of this loan.

    20. No equipment, machinery, or other personalty of Borrower shall be removed from the premises of Borrower's place of business without the prior written consent of Lender, except in the ordinary course of the Borrower's business and disposition of worn-out, obsolete or unused equipment.

    21. Borrower shall provide Lender with quarterly interim financial statements during the term of This Loan within forty five
(45) days of the end of each calendar quarter.

    22. Within 90 days of the end of each fiscal year, Borrower and Guarantor shall provide Lender with year-end compiled financial statements during the term of This Loan.

    23. In conjunction with Paragraphs 3 and 4 hereof, Borrower shall provide quarterly job creation reports to Lender and A.I.D.C. within ten (10) days following the end of each calendar quarter.

    24. Borrower covenants, represents and warrants that to the extent it uses, generates, manufactures, stores or disposes of, on, under or about its manufacturing premises ("Premises") or transports to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, toxic substances, or related materials (hereinafter "Hazardous Materials"), it will do so only in full compliance with the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); and all other statutes and regulations governing, defining or regulating the manner and method of storage, transportation or disposition of Hazardous Materials. Borrower further agrees to indemnify and hold harmless Lender, its directors assigns, officers, employees and agents, from and against any and all liability (i) including foreseeable and unforeseeable consequential damages, directly or indirectly arising out of use, generation, storage or disposition of Hazardous Materials by the Borrower or any operator of the Premises during Borrower's ownership thereof, and (ii) including, without limitation, the cost of any required or necessary remediation, repair, cleanup or detoxification and the preparation of any closure or other required plans, whether such action is required or necessary prior to or following transfer of title attributable, directly or indirectly, to the presence or use, generation, storage, release, threatened release, or disposal of Hazardous Materials by any person on the Premises during Borrower's ownership thereof, and the Borrower's obligations pursuant to this indemnity shall survive satisfaction or discharge of this Loan indebtedness, and shall survive, notwithstanding that the alleged liability of Lender shall be by reason of any exercise by it of control or dominion over the Premises or the activities of the Borrower.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

                                  LENDER:

                                  JEFFERSON COUNTY, ARKANSAS


                                  BY:  /s/ Jack Jones
                                       -------------------------------
                                       County Judge

ATTEST:


BY:  Pamela Watkins
     -----------------------
TITLE: County Clerk
       ---------------------


                                  BORROWER:

                                  TSI REDFIELD LABORATORIES, INC.


                                  BY:  /s/ John B. Green
                                       ----------------------------------
                                  TITLE: Treasurer
                                         --------------------------------

                               ACKNOWLEDGMENT


STATE OF ARKANSAS  )
                   ) ss:
COUNTY OF JEFFERSON     )

    BE IT REMEMBERED, that on this day came before me, the undersigned Notary Public, within and for the County and State aforesaid, duly commissioned, qualified and acting, Jack Jones and Pamela Jones who stated that they County Judge and County Clerk of Jefferson County, Arkansas, duly authorized in their respective capacity to execute the foregoing instrument for and in the name and behalf of said Jefferson County, and further stated and acknowledged that they have so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    DATED this 4th day of June, 1997.




                              /s/ Cheryl Ann Watterson
                              ------------------------------
                             Notary Public
My Commission Expires:

 /s/ 6-14-2005
--------------


[Seal]

                               ACKNOWLEDGMENT


STATE OF Arkansas       )
                        ) ss:
COUNTY OF Pulaski       )

    BE IT REMEMBERED that on this day came before me, the undersigned Notary Public, within and for the County and State aforesaid, duly commissioned, qualified and acting, John B. Green who acknowledged that he is the Treasurer of TSI Redfield Laboratories, Inc. duly authorized in his respective capacity to execute the foregoing instrument for and in the name and behalf of said Company, and further stated and acknowledged that he has so signed, executed and delivered said foregoing instrument for the consideration, uses and purposes therein mentioned and set forth.

    DATED this 22nd day of May, 1997.




                               /s/ John Kooistra III
                               --------------------------
                             Notary Public

My Commission Expires:

 09-30-01
---------

                                 EXHIBIT A

                              PROMISSORY NOTE

$350,000.00                                               _____ day of May, 1997
                                                           LITTLE ROCK, ARKANSAS

    FOR VALUE RECEIVED, the undersigned promises to pay to the order of Jefferson County, Arkansas, the principal sum of Three Hundred Fifty Thousand and 00/100 dollars ($350,000) with interest on the outstanding principal amount hereof from September 1, 1997 until maturity at the rate of five and one half percent (5.5%) per annum. This indebtedness shall become due and payable as follows:

    Provided that the entire principal balance of the loan evidenced by this Promissory Note is disbursed to the Borrower prior to August 1, 1997, principal and interest shall be due and payable in sixty (60) consecutive quarterly installments of Eight Thousand Six Hundred Four and 58/100's Dollars each ($8,604.58). The first such installment shall be due and payable on October 1, 1997 and each successive quarterly installment shall be due and payable on the first day of each calendar quarter thereafter.

    All payments made hereunder shall be applied first to accrued interest and any balance to principal.

    The indebtedness represented by this Promissory Note is secured, among other things, by a guaranty agreement and a lien and security interest in real estate.

    The maker, endorsers, sureties, guarantors, and all other persons now or hereafter liable hereon waive presentment, demand for payment, protest and notice of dishonor, and the endorsers, sureties, and guarantors consent that the owner or holder hereof shall have the right, without notice, to deal in any way at any time with any party hereto or to grant to any such party any extensions of time for payment of any of said indebtedness or any other indulgences or forbearances whatever without in any way affecting the personal liability of any party hereunder.

    If any payment due under this Promissory Note is not paid within fifteen (15) days after the date payment is due, the entire principal amount outstanding hereunder together with all accrued interest thereon shall at once become due and payable, without notice, at the option of the holder hereof. Failure to exercise such option shall not constitute a waiver of the right to exercise such option at any time thereafter. A late charge of Fifty and 00/100 Dollars ($50.00) will be assessed against the undersigned for any payments not received within fifteen (15) days after the due date thereof.

    If this obligation, after default, is placed in the hands of an attorney for collection, the maker will be obligated to pay the holder hereof an additional sum as attorney's fee, not to exceed ten percent (10%) of the unpaid principal plus all accrued interest and all costs and expenses of collection.

    This is the Note referred to in, and is entitled to the benefits of, the Loan Agreement of even date herewith between the undersigned and original payee named above, as the same may be amended from time to time, which Loan Agreement, among other things, contains provisions relating to the prepayment and acceleration of the maturity hereof, and the adjustment of the aforesaid interest rate, upon the happening of certain stated events. Reference is also made to said Loan Agreement, as the same may be amended from time to time.

    The loan evidenced by this Promissory Note was negotiated and consummated in the State of Arkansas and it is understood and agreed that the legality, enforceability, and construction hereof shall be governed by Arkansas law, and to the extent applicable, by the laws of the United States of America.

                   TSI Redfield Laboratories, Inc.

                   By:
                   Title:

            INDUSTRY AND AEROSPACE DEVELOPMENT FUND PROGRAM
                            GRANT AGREEMENT

                        PART I - SIGNATORY SHEET

Grantee: Jefferson Counts            Grant Control#: IADF-9601

Grant Amount: $350.000               Activity Type: Loan for Industry

GRANTOR                              GRANTEE

Arkansas Industrial Development      Name: Jefferson County
Commission                           Address: Barraque at Main Street, Pine
                                     Bluff, AR
71601
#1 Capitol Mall, Room 4B 210         County: Jefferson
Little Rock, Arkansas 72201          Phone: (501) 541-5360
Phone: (501) 682-5193


1. This Grant Agreement is entered into by the Arkansas Industrial Development Commission, herein referred to as the Grantor, and Jefferson County, herein referred to as the Grantee, for the purpose of providing funds to the Grantee to undertake a project which will foster and encourage economic development pursuant to Acts 59 and 60 of 1992 and its successors. The Grantee agrees to initiate and complete an IADF project in accordance with the terms of this Grant Agreement. This Grant Agreement consists of this Signatory Sheet (Part I), General Terms and Conditions (Part II), and Scope of Work, Special Conditions and Budget (Part III), and any attachments referenced herein.

2. The Grantee Wither warrants it wit-conduct and administer the grant in accordance with this Grant Agreement and all applicable State laws and regulations.

3.  Approved for the Grantor           Approved for the Grantee
    BY:                                BY:

     /s/ Del Boyette                   /s/ Jack Jones
     ---------------                   --------------
    Signature                          Signature
     4/23/97                           4/21/97
     -------                           -------
    Date                               Date
    Del Boyette                        Jack Jones
    Executive Director, AIDC           County Judge, Jefferson County

EXHIBIT B

            INDUSTRY AND AEROSPACE DEVELOPMENT FUND PROGRAM
                            GRANT AGREEMENT

PART II - GENERAL TERMS AND CONDITIONS


In consideration of the general terms and conditions hereinafter contained, the Grantor and the Grantee agree as follows:

1. COMPENSATION AND METHOD OF PAYMENT. The Grantor will utilize a grant request for payment procedure and will authorize the
Grantee to draw up to   $350,000 against a Grant Award through
the State Treasury, consistent with all fiscal requirements stipulated herein. The Grantee may request and receive authorized grant funds by submitting appropriate forms and documentation, subject to approval by the Grantor, for payments of allowable expenses incurred by the Grantee while undertaking approved project activities in accordance with this Grant Agreement. These expenses must be identified by line item categories which correspond to the line item categories on this Grant Agreement's Scope of Work-Budget. Requisitions will be mailed to the Grantor, and the Grantor will review and approve the requisitions before issuing Payment to the Grantee.

It is expressly understood that the Grantor will honor requests for payment and disburse funds only to the extent that funds have been released to the Grantor therefore, consistent with the requirements of the General Accounting and Budgetary Procedures Law, the Revenue Stabilization Law and any other applicable fiscal control laws and regulations promulgated by the Department of Finance and Administration.

2. LEGAL AUTHORITY. By signing the Grant Agreement Document's Signatory Sheet, the Grantee certifies that it possesses legal authority to accept grant funds and to execute the project described in this Grant Agreement. This act of signing will also certify that the Grantee will comply with all parts of this Agreement.

3.  WAIVERS.  No conditions or provisions of this Grant
Agreement may be waived unless approved by the Grantor, in writing.

4. ASSIGNABILITY. The Grantee will not assign any interest in this Grant Agreement and will not transfer any interest in the same (whether by assignment or novation).

5. SPECIAL CONDITIONS. The Grantee will comply with all special conditions and attachments incorporated herein to this grant award. Compliance approval and clearance of special conditions will be given by the Grantor in writing after receipt and review of evidence of compliance from the Grantee. Official notification of a special condition and the Grantor's approval and/or clearance of special conditions must be retained by the Grantee in its files.

6. FINANCIAL MANAGEMENT AND ACCOUNTING. The Grantee will establish and maintain a financial management and accounting system which conforms to generally accepted accounting principles and complies with all applicable State requirements.

7. ALLOWABLE COSTS. All costs necessary to carry out the eligible activities in the project must be consistent with and not exceed the limitations imposed by special conditions, scope of work and budget.

8. AMENDMENTS AND MODIFICATIONS. The Grantor will consider project amendments if they are necessitated by actions beyond the control of a Grantee. The Grantee may request or the Grantor may require an amendment or modification of the Grant Agreement. However, such amendment or modification will not take effect until approved, in writing, by the Grantor. The Grant must be signed and returned to AIDC by the Grantee within 3 working days. The Grantee must request prior approval for all amendments or modifications. Amendments will not be approved which would materially alter the circumstances under which the grant was originally funded.

9. RECORD KEEPING. The Grantee agrees to keep such records as the Grantor may require. All such records, and other records pertinent to the grant and work undertaken as part of the project, will be retained by the Grantee for a period of three years after the final audit of the program.

10. ACCESS TO RECORDS. The Grantor and duly authorized officials of the State will have full access and the right to examine any pertinent documents, papers, records, and books of the Grantee and of persons or organizations with which the Grantee may contract, which involve transactions related to this Grant
Agreement. The Grantee's contract with other persons or organizations must specifically provide for the Grantor's access to documents as provided herein.

11. REPORTS. The Grantee, at such times and in such forms as the Grantor may require, will furnish the Grantor with such periodic reports as it may request pertaining to the activities undertaken pursuant to this Grant Agreement, the costs and obligations incurred in connection therewith, and any other matters covered by this Grant Agreement. Failure to comply will result in sanction upon Grantee, Administrator, Engineer or Sub Contractor. This sanction will result in AIDC not working with said persons for a period of not less than one year or more than five years and/or a suspension of existing funding.

12. OBLIGATIONS REGARDING THIRD PARTY RELATIONSHIPS. The Grantee will remain fully obligated under the provisions of the Grant Agreement notwithstanding its designation of any third party or parties for the undertaking of all or any part of the project described herein. Any subcontractor which is not the Grantee will comply with all lawful requirements of the Grantee necessary to ensure that the project is carried out in accordance with the provisions of this Grant Agreement. The Grantee shall secure all such services in accordance with applicable State law and the provisions of this Grant Agreement, and shall notify the Grantor, in writing, of the method utilized to Secure services, the name and address of the service provider(s), the scope of work anticipated and the terms of compensation.

13. CONFLICT OF INTEREST. No officer or employee of the Grantor, no member, officer, or employee of the Grantee or its designees or agents, no member of the governing body of the jurisdiction in which the project is undertaken or located and no other official of such locality or localities who exercises any functions or responsibilities with respect to the project during his tenure, will have any personal or pecuniary gain or interest, direct or indirect, in any contract or subcontract, or the proceeds thereof, for work to be performed in connection with the project assisted under this agreement. The Grantee will incorporate, or cause to incorporate, in all such contracts or subcontracts a provision prohibiting such interest pursuant to the purpose of this provision. The Grantor reserves the right to waive certain provisions of this clause in the event of a situation, once justified as unavoidable by the Grantee, and approved by the Grantor which necessitates such a waiver.

14. POLITICAL ACTIVITY. No portion of the funds provided hereunder will be used for any partisan political activity or to further the election or defeat of any candidate for public office or influence the approval or defeat of any ballot issue.

15. NOTICES. The Grantee will comply with all public notices or notices to individuals required by applicable State laws.

16. PROHIBITION AGAINST PAYMENTS OF BONUS OR COMMISSION. The assistance prodded under this Grant Agreement will not be used in payment of any bonus or commission for the purpose of obtaining approval of the application for such assistance or any other approval or concurrence under this Grant Agreement.

17. TERMINATION BY MUTUAL AGREEMENT. This Grant Agreement may be terminated, in whole or in part, prior to the completion of project activities when the Grantor determines that continuation is not feasible or would not produce beneficial results commensurate with the further expenditure of funds. The Grantee will not incur new obligations for the terminated portion after the effective date, and will cancel as many outstanding obligations as possible. The Grantor will make funds available to the Grantee to pay for allowable expenses incurred before the effective date of termination

18. TERMINATION FOR CAUSE. If the Grantee fails to comply with the terms of the Grant Agreement, or fails to use the grant for only those purposes set forth herein, the Grantor may:

    (a) Suspend Grant Payments - After notice to the Grantee, suspend the grant and withhold any further payment or prohibit the Grantee from incurring additional obligations of grant funds, pending corrective action by the Grantee or a decision to terminate by the Grantor.

    (b) Terminate in toto - Terminate the grant in whole, or in part at any time before the final grant payment is made.

The Grantor will promptly notify the Grantee in writing of its determination to terminate, the reason for such termination, and the effective date of the termination. Payments made to the Grantee or recoveries by the Grantor will be in accordance with the legal rights and liabilities of the parties.

19. RECOVERY OF FUNDS. In the event of a default or violation of the terms of the Grant Agreement by the Grantee, the Grantor may institute actions to recover all or part of the proper funds paid to the Grantee.

20. DISPUTES. Except as otherwise provided in this agreement, any dispute concerning a question of fact arising under this agreement which is not disposed of by provision of the Grant Agreement, will be decided by the Grantor which will reduce its decision to writing and mail or otherwise furnish a copy thereof to the Grantee. The decision of the Grantor will be final and conclusive. This does not preclude the consideration of questions of law in connection with decisions provided for in the preceding paragraph; provided that nothing in this Grant Agreement will be construed as making final the decision of any administrative official, representative, or board on a question of law.

21. INDEMNIFICATION. The Grantee will defend, protect, and save harmless the Grantor from and against all claims, suits, and actions arising from any act or omission of the Grantee or any employee or agents of either in the performance of this Grant Agreement. However, this clause shall not be construed to waive A.C.A Section 21-9-301 (1991 supp.).

22. SEVERABILITY. If any provision under this Grant Agreement or its application to any person or circumstances is held invalid by any court of competent jurisdiction, this invalidity does not affect other provisions of the Grant Agreement which can be given effect without the invalid provision.

23. PERFORMANCE. The Grantor's failure to insist upon the strict performance of any provision of this contract or to exercise any right based upon breach thereof or the acceptance of any performance during such breach, will not constitute a waiver of any rights under this Grant Agreement.

24. ENFORCEMENT. If the Grantor determines that a Grantee's performance fails to meet the terms and conditions of its Grant Agreement, several courses of action may be pursued in order to resolve the problem. The Grantor may take any of the following actions, severally or in combination:

    (a) Request additional information from the Grantee to verify the nature of inadequate performance;

    (b) Conduct a site visit to examine pertinent records and recommend remedial cause of action;

    (c) Issue a letter of warning, advising the Grantee of the deficiency, recommendations for corrections, date by which performance must be corrected and notice that more serious sanctions may be imposed if the situation continues or is repeated;

    (d) Suspend funding of questioned activities until remedies are effected;

    (e)  Require reimbursement of funds improperly spent; or

    (f) Refer the matter to the Attorney General of Arkansas with a recommendation that a civil action be instituted.

25. AUDIT. The Grantee will be responsible for the conduct of a financial and compliance audit within a reasonable period after completion of project activities. Such audit may be performed by a certified public accountant whose services are secured through open, competitive bidding process or during the course of an audit conducted by staff of the Legislative Joint Audit
Committee. The Grantor reserves the right to recover any unspent or questioned balance of grant funds, if any, from the Grantee after final audit.

26. CLOSE-OUT. The Grantor will advise the Grantee to initiate close-out procedures when the Grantor determines, in consultation with the Grantee, that there are no impediments to close-out and that the following criteria have been met or soon will be met:

    (a) All costs to be paid with grant funds have been incurred with the exception of any unsettled third party claims against the Grantee. Costs are incurred when goods and services are received and/or contract work is performed;

    (b) The last required progress report has been submitted. The Grantee's failure to submit or update will not preclude the Grantor from effecting close-out if it is deemed to be in the State's interest. Any excess grant amount which may be in the Grantee's possession will be returned in the event of the Grantee's failure to furnish or update the report; and

    (c) Other responsibilities of the Grantee under this Grant Agreement and any close-out agreement, and applicable laws and regulations appear to have been carried out satisfactorily or there is no further State interest in keeping the grant open for the purpose of securing performance.

27. The Grantee agrees, as a condition of receiving grant assistance, to abide by and adhere to any policy directives, rules, regulations or other requirements which may be issued from time to time by the Grantor, and which in the opinion of the Grantor are necessary for efficient or legal execution of the project.

28. The Grantee agrees to see that all work is performed and completed in a manner consistent with timeliness established at the Grants inception. Failure to meet these timeliness without acceptable justification may result in sanction and or obligation of finding to Grantee and/or Sub Contractors.

          PART III - SCOPE OF WORK, SPECIAL CONDITIONS, BUDGET
                       SECTION A - SCOPE OF WORK

Grantee: Jefferson Counts           Amendment# N/A
Grant Control#: IADF-9601           Amendment Date N/A


The project, described more fully herein, consists of a grant to the Grantee to benefit Genzyme Transgenics Corporation (the "Company"). The proceeds of the loan will be utilized by the Company to construct a large animal facility at Redfield Laboratories. Redfield Laboratories is located at 100 East Boone Street in Redfield. The Company will create a minimum of eighteen
(18) new jobs with a minimum average annual salary of $23,088 as a result of the project.

Explanation of Source and Use of Funds

Subject to satisfactory performance of the conditions and stipulations contained herein, the Grantor will disburse up to $350,000 to the Grantee, which will be loaned to the Company to construct a large animal facility.

It is expressly understood that other financial participants in the project include:

1.  Arkansas Capital Corporation (ACC) - $350,000 for construction
2.  Simmons First National Bank - a restructuring of the existing debt

Failure of any other financial participant to execute anticipated agreements shall constitute grounds to nullify the Grant
Agreement, at the discretion of the Grantor.

Documentation of Financial Obligations

Grantor shall cause the following documents to be prepared:

1. A loan agreement between the Grantee and the Company reflecting, at a minimum:

    a.   Maximum principal amount of $350,000;

    b.   Annual interest rate of 5.5% per annum;

    c.   Maximum term of 15 years;

    d. All loan proceeds must be drawn down and expended no later than three (3) months from the date of loan closing. Funds not drawn within the time frame will be applied to a direct reduction of the principal of the loan. The total loan amount will then be re-amortized according to the above referenced repayment schedule.

    e. Interest begins accruing on the first day of the fourth month following loan closing. Principal and interest payments shall be due and payable quarterly for the term of the loan.

         The quarterly principal and interest payments shall be calculated based on the amount of loan funds drawn down three (3) months from the date of loan closing. If the maximum loan amount is drawn down, the quarterly payments shall be $8,604.58.

    f.   No prepayment penalty;

    g. Funds may be used only for costs associated with the construction of the large animal facility.

    h. A minimum of eighteen (18) jobs will be created no later than June 30, 1999, with a minimum average annual salary of $23,088. Records verifying the salary level of the jobs created will be maintained by the Company for use by the Grantor to monitor compliance with state laws and regulations.

    i. If by June 30, 1999, a minimum of eighteen (18) jobs are not created and this is verified, the Grantor has the option to declare the loan in default and demand full payment upon notice to the Company.

    j. If by June 30, 1999, the average annual salary level of the new jobs created is not $23,088, the Grantor has the option to declare the loan in default and demand full payment upon notice to the Company.

    k. Quarterly interim financial statements due within forty-five (45) days of the end of each quarter for the term of the loan;

    l.   Year-end audited financial statements due within ninety
         (90) days of the close of each fiscal year for the term of the loan.

2.  A promissory note between the Grantee and the Company;

3. An assignment of financial interest in the loan, promissory note, and mortgage to the Grantor;

4. A second mortgage on the facility, in favor of the Grantee, with proceeds assigned to the Grantor;

5. Such other intents, assurances or certifications as are necessary, in the opinion of the Grantor, to perfect and secure the loan.

                     SECTION B - SPECIAL CONDITIONS

Grantee: Jefferson County
Grant Control #: IADF-9601


1. Funds shall not be disbursed until the following special conditions are met:

    a. The Company provides to the Grantor documentation that Simmons First National Bank has extended the terms of its existing debt to a minimum of ten (10) years.

    b. The Company provides to the Grantor documentation of a $350,000 commitment from the Arkansas Capital
         Corporation.

2. In the event of default or violation by the Company, the Grantee shall be obliged only to assist the Grantor in pursuing any and all legal remedies to recover any grant funds received and expended hereunder by the Company. It is expressly understood that the Grantor shall not require any financial remedy by the Grantee for any failure of obligation by the Company.

                           SECTION C - BUDGET


Grantee:               Jefferson County     Amendment#: N/A
Grant Control#:        IADF-9601            Amendment Date: N/A


Category:               Industry and Aerospace
Activity:               Loan for Industry


Cost Classification    Source(s) of Funds   Cost Classification
Sub-Costs              IADF  ACC            Total

Loan to Industry
 Construction          350,000    350,000   700,000
 Totals                350,000    350,000   700 000